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                                                                     EXHIBIT 5.1

                  [LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP]
                  -------------------------------------------




                               October 27, 1998



(212) 351-4000                                                   C 41441-00004

Harborside Healthcare Corporation
   and the Guarantors (as defined herein)
470 Atlantic Avenue
Boston, MA  02210

     Re: Exchange of 11% Senior Subordinated Discount Notes Due 2008 and 13 1/2% Exchangeable Preferred Stock Mandatorily Redeemable 2010

Ladies and Gentlemen:

     We have acted as counsel for Harborside Healthcare Corporation, a Delaware corporation (the "Company"), and the Guarantors (as defined below), which are wholly-owned subsidiaries of the Company, in connection with the proposed offer by the Company (the "Exchange Offer") to exchange (i) $170,000,000 aggregate principal amount at maturity of new 11% Senior Subordinated Discount Notes Due 2008 (the "New Notes") of the Company which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like aggregate principal amount at maturity of outstanding privately placed 11% Senior Subordinated Discount Notes Due 2008 (the "Old Notes") and (ii) up to 41,365 new shares of 13 1/2% Exchangeable Preferred Stock Mandatorily Redeemable 2010 (the "New Preferred Stock") of the Company which have been registered under the Securities Act for a like number of shares of privately placed 13 1/2% Exchangeable Preferred Stock Mandatorily Redeemable 2010 of the Company outstanding on the date hereof or to be paid as dividends on such outstanding shares on November 1, 1998 (the "Old Preferred Stock," and together with the New Preferred Stock, the "Preferred Stock").

     For the purposes of this opinion, the following terms shall have the following meanings:
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Harborside Healthcare Corporation, et al.
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October 27, 1998
Page 2

     "Guarantors" shall mean Harborside Healthcare Limited Partnership, a Massachusetts limited partnership ("Harborside LP"), Belmont Nursing Center Corp., a Massachusetts corporation ("Belmont"), Orchard Ridge Nursing Center Corp., a Massachusetts corporation ("Orchard Ridge"), Oakhurst Manor Nursing Center Corp., a Massachusetts corporation ("Oakhurst Manor"), Riverside Retirement Limited Partnership, a Massachusetts limited partnership ("Riverside Retirement"), Harborside Toledo Limited Partnership, a Massachusetts limited partnership ("Harborside Toledo"), Harborside Connecticut Limited Partnership, a Massachusetts limited partnership ("Harborside Connecticut"), Harborside of Florida Limited Partnership, a Florida limited partnership ("Harborside Florida"), Harborside of Ohio Limited Partnership, a Massachusetts limited partnership ("Harborside Ohio"), Harborside Healthcare Baltimore Limited Partnership, a Massachusetts limited partnership ("Harborside Baltimore"), Harborside of Cleveland Limited Partnership, a Massachusetts limited partnership ("Harborside Cleveland"), Harborside of Dayton Limited Partnership, a Massachusetts limited partnership ("Harborside Dayton"), Harborside Massachusetts Limited Partnership, a Massachusetts limited partnership ("Harborside Massachusetts"), Harborside Rhode Island Limited Partnership, a Massachusetts limited partnership ("Harborside Rhode Island"), Harborside North Toledo Limited Partnership, a Massachusetts limited partnership ("Harborside North Toledo"), Harborside Healthcare Advisors Limited Partnership, a Massachusetts limited partnership ("Harborside Advisors"), Harborside Toledo Corporation, a Massachusetts corporation ("Harborside Toledo Corp."), KHI Corporation, a Delaware corporation ("KHI"), Harborside Danbury Limited Partnership, a Massachusetts limited partnership ("Harborside IV"), Harborside Acquisition Limited Partnership V, a Massachusetts limited partnership ("Harborside V"), Harborside Acquisition Limited Partnership VI, a Massachusetts limited partnership ("Harborside VI"), Harborside Acquisition Limited Partnership VII, a Massachusetts limited partnership ("Harborside VII"), Harborside Acquisition Limited Partnership VIII, a Massachusetts limited partnership ("Harborside VIII"), Harborside Acquisition Limited Partnership IX, a Massachusetts limited partnership ("Harborside IX"), Harborside Acquisition Limited Partnership X, a Massachusetts limited partnership ("Harborside X"), Sailors, Inc., a Delaware corporation ("Sailors"), New Jersey Harborside Corporation, a Massachusetts corporation ("NJ Harborside"), Bridgewater Assisted Living Limited Partnership, a New Jersey limited partnership ("Bridgewater"), Maryland Harborside Corporation, a Massachusetts corporation ("Harborside Maryland"), Harborside Homecare Limited Partnership, a Massachusetts limited partnership ("Harborside Homecare"), Harborside Rehabilitation Limited Partnership, a Massachusetts limited partnership ("Harborside Rehabilitation"), Harborside Healthcare Network Limited Partnership, a Florida limited partnership ("Harborside Network"), and Harborside Health I Corporation, a Delaware corporation ("Harborside Health").

     "Delaware Guarantors" shall mean KHI, Sailors and Harborside Health.

     "Florida Guarantors" shall mean Harborside Florida and Harborside Network.
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Harborside Healthcare Corporation, et al.
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October 27, 1998
Page 3

     "Massachusetts Guarantors" shall mean Harborside LP, Belmont, Orchard Ridge, Oakhurst Manor, Riverside Retirement, Harborside Toledo, Harborside Connecticut, Harborside Ohio, Harborside Baltimore, Harborside Cleveland, Harborside Dayton, Harborside Massachusetts, Harborside Rhode Island, Harborside North Toledo, Harborside Advisors, Harborside Toledo Corp., Harborside IV, Harborside V, Harborside VI, Harborside VII, Harborside VIII, Harborside IX, Harborside X, NJ Harborside, Harborside Maryland, Harborside Homecare and Harborside Rehabilitation.

     "New Jersey Guarantor" shall mean Bridgewater.

     "Other Guarantors" shall mean the Massachusetts Guarantors, the Florida Guarantors and the New Jersey Guarantor.

     The New Notes will be guaranteed pursuant to the terms of the Indenture (as defined below) on a subordinated basis (each, a "Guarantee") by each of the Guarantors. The New Notes will be issued pursuant to an Indenture dated as of July 31, 1998 (the "Indenture") by and among the Company (as successor to HH Acquisition Corp.) and United States Trust Company of New York (the "Trustee"), as amended and supplemented by the First Supplemental Indenture dated as of August 11, 1998 (the "Supplemental Indenture") by and among the Company, the Guarantors and the Trustee. The shares of New Preferred Stock will be issued pursuant to the Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of the Preferred Stock and Qualifications, Limitations and Restrictions Thereof of the Company (the "Certificate of Designation") effective as of August 11, 1998.

     As such counsel, we have examined, among other things, (i) the Registration Statement on Form S-4 (File No. 333-64679) and Amendment No. 1 thereto (the "Registration Statement") filed by the Company and the Guarantors with the Securities and Exchange Commission (the "Commission") to register under the Securities Act the issuance of the New Notes, the Guarantees and the New Preferred Stock, (ii) the Indenture and the Supplemental Indenture, (iii) the Certificate of Designation, (iv) the form of the New Notes to be issued pursuant to the Indenture, (v) the form of stock certificates for the New Preferred Stock to be issued pursuant to the Certificate of Designation and (vi) the Certificate of Incorporation and Bylaws of the Company and the Delaware Guarantors. The Indenture (which contains the Guarantees), the Supplemental Indenture and the New Notes are sometimes referred to herein collectively as the "Note Documents." We have also examined the proceedings and other actions taken by the Company and the Delaware Guarantors in connection with the authorization, execution and delivery of the Indenture and the Supplemental Indenture, the authorization, execution and filing of the Certificate of Designation, the issuance of the New Notes and the Guarantees thereunder and the issuance of the New Preferred Stock. We have also made such other inquiries and examined, among other things, originals or copies, certified or
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Harborside Healthcare Corporation, et al.
                                   -- --
October 27, 1998
Page 4

otherwise identified to our satisfaction, of such records, agreements, certificates, instruments and other documents as we have considered necessary or appropriate for the purposes of this opinion.

     In rendering this opinion, we have assumed:

          (a) The Guarantee of each of the Massachusetts Guarantors has been legally issued, and the Supplemental Indenture constitutes the binding agreement (and, as a result, the Indenture constitutes the binding agreement) of each of the Massachusetts Guarantors to the extent the binding nature of the Supplemental Indenture and the Indenture involves matters governed by the laws of the Commonwealth of Massachusetts;

          (b) The Guarantee of each of the Florida Guarantors has been legally issued, and the Supplemental Indenture constitutes the binding agreement (and, as a result, the Indenture constitutes the binding agreement) of each of the Florida Guarantors to the extent the binding nature of the Supplemental Indenture and the Indenture involves matters governed by the laws of the State of Florida;

          (c) The Guarantee of the New Jersey Guarantor has been legally issued, and the Supplemental Indenture constitutes the binding agreement (and, as a result, the Indenture constitutes the binding agreement) of the New Jersey Guarantor to the extent the binding nature of the Supplemental Indenture and the Indenture involves matters governed by the laws of the State of New Jersey;

          (d) The due and valid execution and delivery of the Indenture and the Supplemental Indenture by the Trustee, and that the Indenture and the Supplemental Indenture each constitutes the legal, valid and binding agreement of the Trustee; and

          (e) The genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

     Based upon the foregoing, and in reliance thereon, and subject to receipt by the Company and the Guarantors from the Commission of an order declaring the Registration Statement effective, we are of the opinion that:

     1. The New Notes, when issued and delivered in exchange for the Old Notes in accordance with the terms of the Exchange Offer and when executed and authenticated as specified in the Indenture, will be legally issued and will constitute binding obligations of the Company.
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Harborside Healthcare Corporation, et al.
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October 27, 1998
Page 5

     2. The New Preferred Stock, when issued and delivered in exchange for the Old Preferred Stock in accordance with the terms of the Exchange Offer, will be legally issued, fully paid and nonassessable.

     3. The additional shares of 13 1/2% Exchangeable Preferred Stock Mandatorily Redeemable 2010 of the Issuer that may be issued in payment of dividends with respect to the New Preferred Stock, when issued and delivered in accordance with the terms of the Certificate of Designation, will be legally issued, fully paid and nonassessable.

     4. Each Guarantee of a Delaware Guarantor, when issued and delivered in connection with the exchange of the Old Notes in the manner described in the Registration Statement and when the New Notes and all of the Guarantees have been executed and, in the case of the New Notes, authenticated, as specified in the Indenture, will be legally issued and will constitute a binding obligation of such Delaware Guarantor.

     5. Each Guarantee of an Other Guarantor, when issued and delivered in connection with the exchange of the Old Notes in the manner described in the Registration Statement and when the New Notes and all of the Guarantees have been executed and, in the case of the New Notes, authenticated, as specified in the Indenture, will be legally issued and will constitute a binding obligation of such Other Guarantor to the extent the legal issuance and binding nature of such Guarantee involves matters governed by the laws of the State of New York or the General Corporation Law of the State of Delaware.

     The foregoing opinions are subject to the following exceptions, qualifications and limitations:

     A. We render no opinion as to matters involving the laws of any jurisdiction other than the State of New York and the General Corporation Law of the State of Delaware. This opinion is limited to the effect of the present state of the laws of the States of New York and Delaware and the facts as they presently exist. We assume no obligation to revise or supplement this opinion in the event of changes in such laws or the interpretations thereof or in the event of changes in such facts.

     B. Our opinions set forth herein are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the enforcement of creditors' rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and (ii) general principles of equity, regardless of whether a matter is considered in a proceeding in equity or at law, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing. Without limitation, we express no opinion as to the ability to obtain specific performance, injunctive relief or other equitable relief as a remedy for noncompliance with any of the Note Documents.
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Harborside Healthcare Corporation, et al.
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October 27, 1998
Page 6

     C. We express no opinion with respect to the validity, binding nature or enforceability of any provision of the Note Documents to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

     D. We express no opinion as to the effect on the enforceability of the Guarantees against any Guarantor of any facts or circumstances that would constitute a defense to the obligation of a guarantor or surety, unless such defense has been waived effectively by such Guarantor.

     E. We express no opinion as to the validity, binding nature or enforceability (i) of provisions in the Note Documents providing for indemnification or contribution or (ii) of any provision of any Note Document insofar as it provides for the payment or reimbursement of costs and expenses or indemnification for claims, losses or liabilities in excess of a reasonable amount determined by any court or other tribunal.

     F. We express no opinion with respect to the validity, binding nature or enforceability of (i) any waivers of unknown future rights or waivers of rights existing, or duties owed, that are broadly or vaguely stated or do not describe the right or duty purportedly waived with reasonable specificity, (ii) any waivers or consents (whether or not characterized as a waiver or consent in the Note Documents) relating to the rights of the Company or any Guarantor or duties owing to any of them existing as a matter of law, to the extent such waivers or consents are found to be against public policy or are ineffective pursuant to applicable statutes or judicial decisions, (iii) any waivers or variations of rights of a debtor, including a guarantor, (iv) provisions in the Note Documents imposing late payment charges or an increase in interest rate, upon delinquency in payment or the occurrence of a default, to the extent that such provisions are found to constitute a forfeiture or impose a penalty, (vi) covenants (other than covenants relating to the payment of money, including payment of principal, interest, indemnities and expenses) to the extent they are construed to be independent requirements as distinguished from conditions precedent to the occurrence of an event of default, and (vii) any rights of setoff (other than such rights provided by Section 151 of the New York Debtor and Creditor Law Code as interpreted by applicable judicial decisions).

     G. We express no opinion as to any provisions of the Note Documents requiring written amendments or waivers of such documents insofar as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply.
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Harborside Healthcare Corporation, et al.
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October 27, 1998
Page 7


     H. We express no opinion as to the application of the securities or "blue sky" laws of the various states to the issuance of the New Notes, the Guarantees or the New Preferred Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Commission promulgated thereunder.

                              Very truly yours,

                              /s/ GIBSON, DUNN & CRUTCHER LLP

                              GIBSON, DUNN & CRUTCHER LLP